Exhibit 99.2

TERMINIX GLOBAL HOLDINGS, INC.
(f/k/a SERVICEMASTER GLOBAL HOLDINGS, INC.)
Supplemental Unaudited Pro Forma Financial Information
(In millions)

	Six months ended	Year ended
	June 30, 2020	December 31, 2019	December 31, 2018	December 31, 2017
Income (loss) from continuing operations	$56	$89	$(227)	$292
Depreciation and amortization expense	55	96	83	79
Acquisition-related costs	1	16	4	—
Termite damage claims reserve adjustment	—	53	—	—
401(k) Plan corrective contribution	—	—	—	(3)
Fumigation related matters	—	—	3	4
Non-cash stock-based compensation expense	10	14	13	8
Restructuring and other charges	12	14	17	20
Non-cash impairment of software and other related costs	—	—	—	1
(Gain) loss on investment in frontdoor, inc.	—	(40)	249	—
Provision (benefit) for income taxes	21	15	14	(279)
Loss on extinguishment of debt	—	8	10	6
Interest expense	25	47	133	150
Adjusted EBITDA	$179	$313	$297	$277

Terminix	184	319	333	330
ServiceMaster Brands	—	—	—	—
European Pest Control and Other	1	5	9	1
Costs historically allocated to ServiceMaster Brands	(6)	(11)	(11)	(10)
Costs historically allocated to American Home Shield	—	—	(33)	(44)
Adjusted EBITDA	$179	$313	$297	$277

Costs historically allocated to ServiceMaster Brands and Costs historically allocated to American Home Shield, which business was spun off on October 1, 2018, include historically incurred costs of certain corporate-level activities performed on behalf of ServiceMaster Brands in all years presented and the American Home Shield Business for the years ended December 31, 2018 and 2017. Such corporate costs include: accounting and finance, legal, human resources, information technology, insurance, real estate, tax services and other costs. These costs will be transitioned through a combination of (1) immediate transfers of certain activities to ServiceMaster Brands and American Home Shield and (2) payments to the Company by ServiceMaster Brands and American Home Shield under transition services agreements.

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